UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): June 4, 2004

                             MCCARTHY GRENACHE, INC,
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                Nevada 88-0412635
          (State of organization) (I.R.S. Employer Identification No.)

                 1516 E Tropicana Ave Suite 195, Las Vegas 89119
                 -----------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (702) 597-2786
                                                           --------------

Item 5. Other Events and Regulation FD Disclosure

The Company, through its Board of Directors, has deemed that it is in the best interests of the Company to sell all right, title and interest in and to its wholly owned subsidiary, Striker, LLC, a Nevada limited liability company
("Striker") to The Equitable Life Investment Company Inc., a Canadian corporation (symbol EQCFF, "Equitable"). On May 17, 2004, the acquisition of Striker was closed. The Company and Equitable entered into a Bill of Sale and General Assignment dated on the same date selling, transferring and conveying all right, title and interest, including all assets of Striker to Equitable for adequate consideration. Consequently, Striker became a wholly owned subsidiary of Equitable on the same date. The sale and acquisition of Striker by the Company was ratified by the Board of Directors of Company pursuant to Written Consent on May 17, 2004. The authorized officers of the Company were directed to execute the requisite documents and effectuate the transaction. As a result of this transaction, the Company has ceased to be involved in Soma Petroleum, LLC as reported in the Form 8-K Report dated May 13, 2004.

Item 7. Exhibit

We are filing the exhibits listed below with this Report:

10-1     BILL OF SALE

10-2     GENERAL ASSIGNMENT

99-1 WRITTEN CONSENT TO ACTION TAKEN WITHOUT MEETING OF THE BOARD OF DIRECTORS OF MCCARTHY GRENACHE, INC. A NEVADA CORPORATION

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New McCarthy Grenache
By: /s/ Guy Ravid
-----------------------------
Guy Ravid,
Director

Dated: June 4, 2004